UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2015

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Plaza Drive, Latham, New York 12110
(Address of Principal Executive Offices) (Zip Code)

(518) 798-1215
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07 – Submission of Matters to a Vote of Security Holders.

(a)	AngioDynamics’ Annual Meeting of Shareholders was held on October 27, 2015.

(b)	Shareholders voted on the matters set forth below.

1.
The nominees for election to the Board of Directors were elected, each as a Class III director to serve until the 2018 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, based upon the following votes:

Nominee	Votes For	Withheld	Broker Non Votes
David Burgstahler	28,860,112	1,425,622	2,161,600
Wesley E. Johnson, Jr.	28,919,069	1,366,665	2,161,600
Steven R. LaPorte	28,529,540	1,756,194	2,161,600

2.
The proposal to ratify the appointment of PricewaterhouseCoopers LLP as AngioDynamics’ independent registered public accounting firm for the fiscal year ending May 31, 2016 was approved based upon the following votes:

Votes for approval	31,541,627
Votes against	899,321
Abstentions	6,386
There were no broker non-votes for this item.

3.	The proposal to approve, on an advisory basis, AngioDynamics’ executive compensation of its named executive officers was approved based upon the following votes:

Votes for approval	26,997,085
Votes against	3,278,322
Abstentions	10,327
Broker non votes	2,161,600

(c)	Not applicable.

(d)	Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC. (Registrant)

Date: November 2, 2015	By:	/s/ Stephen A. Trowbridge
Stephen A. Trowbridge
Senior Vice President and General Counsel